UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2016

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

904-281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2016, EverBank Financial Corp, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teachers Insurance and Annuity Association of America, a New York stock life insurance company (“TIAA”), TCT Holdings, Inc., a Delaware corporation and wholly owned subsidiary of TIAA (“TCT Holdings”), and Dolphin Sub Corporation, a Delaware corporation and wholly owned subsidiary of TCT Holdings (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”). TCT Holdings will (subject to TIAA’s right under the Merger Agreement to elect not to do so), in connection with the Merger, merge with and into such surviving entity (the “Holdco Merger”). Immediately following the Holdco Merger (or, if TIAA elects not to consummate the Holdco Merger, immediately following the Merger), TIAA-CREF Trust Company, FSB, a federal savings association and wholly owned bank subsidiary of TIAA, will merge with and into EverBank, a federal savings association and wholly owned subsidiary of the Company, with EverBank as the surviving bank (the “Bank Merger”). The Merger Agreement was unanimously approved by the Board of Directors of each of the Company, TIAA, TCT Holdings and Merger Sub.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (1) holders of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), will have the right to receive $19.50 in cash without interest (the “Merger Consideration”) for each share of Company Common Stock, and (2) holders of the Company’s Series A 6.75% Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Company Preferred Stock”), will have the right to receive the liquidation preference of $25,000 plus accrued and unpaid dividends on a share of Company Preferred Stock since the last dividend payment date for the Company Preferred Stock to but excluding the date on which the Effective Time occurs less any dividends declared but unpaid, if any, through the Effective Time, in cash without interest.

In addition, subject to the terms and conditions of the Merger Agreement, at the Effective Time: (1) each outstanding option to purchase shares of Company Common Stock granted by the Company will fully vest and be converted automatically into the right to receive an amount in cash without interest equal to the product of (x) the number of shares of Company Common Stock subject to such option, multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such option; (2) each outstanding restricted stock unit subject only to service-based vesting conditions granted by the Company will fully vest and be converted automatically into the right to receive an amount in cash without interest equal to the product of (x) the number of shares of Company Common Stock subject to such unit, multiplied by (y) the Merger Consideration; and (3) each outstanding restricted stock unit subject to performance-based vesting conditions granted by the Company will fully vest and be converted automatically into the right to receive an amount in cash without interest equal to the product of (x) the number of shares of Company Common Stock subject to such unit based on target performance, multiplied by (y) the Merger Consideration.

The Merger Agreement contains representations and warranties from each of the Company, TIAA and TCT Holdings. The Company has agreed to various covenants, including, among others, covenants relating to (1) the conduct of the Company’s business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) the obligation of the Company to call a meeting of its stockholders to adopt the Merger Agreement and, subject to certain exceptions, the obligation on the part of its Board of Directors to recommend that its stockholders adopt the Merger Agreement, and (3) the Company’s non-solicitation obligations relating to alternative acquisition proposals. The Company and TIAA have agreed to use their reasonable best efforts to prepare and file all applications, notices, and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to various conditions, including, among others, (1) the adoption of the Merger Agreement by the Company’s stockholders, (2) the absence of any order, injunction or other legal restraint preventing the completion of the Merger, the Holdco Merger or the Bank Merger or making the consummation of the Merger, the Holdco Merger or the Bank Merger illegal and (3) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency, without the imposition of any term or condition that would individually or in the aggregate constitute a materially burdensome regulatory condition on TIAA as set forth in the Merger Agreement. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) performance in all material respects by the other party of its obligations under the Merger Agreement.

The Merger Agreement provides certain termination rights for both the Company and TIAA and further provides that a termination fee in the amount of $93,200,000 will be payable by the Company to TIAA in connection with the termination of the Merger Agreement under certain circumstances.

Certain stockholders, directors and executive officers of the Company with the power to vote approximately 22% of the outstanding Company Common Stock have entered into voting and support agreements with TIAA to vote in favor of, and otherwise support, the Merger Agreement and the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or TIAA, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, TIAA, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Company’s proxy statement, as well as in the Form 10-K, Forms 10-Q and other filings that the Company makes with the Securities and Exchange Commission (“SEC”).

Item 8.01	Other Events.

On August 8, 2016, the Company and TIAA issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated August 7, 2016, by and among the Company, TIAA, TCT Holdings and Merger Sub. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed Merger between TIAA and EverBank Financial Corp, the anticipated timing of the transaction and the products and markets of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this Current Report on Form 8-K, including, but not limited to: the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect EverBank Financial Corp’s business and the price of EverBank Financial Corp Common Stock; required governmental approvals of the Merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and materially burdensome or adverse regulatory conditions may be imposed in connection with any such governmental approvals; EverBank Financial Corp’s stockholders may fail to approve the Merger; the parties to the Merger Agreement may fail to satisfy other conditions to the completion of the Merger, or may not be able to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on EverBank Financial Corp’s business relationships, operating results, and business generally; risks that the proposed Merger disrupts current plans and operations of EverBank Financial Corp and potential difficulties in EverBank Financial Corp employee retention as a result of the Merger; risks related to diverting management’s attention from EverBank Financial Corp’s ongoing business operations; the outcome of any legal proceedings that may be instituted against EverBank Financial Corp related to the Merger Agreement or the Merger; the amount of the costs, fees, expenses and other charges related to the Merger; the ability of TIAA to successfully integrate EverBank Financial Corp’s operations, product lines, and technology; the ability of TIAA to implement its plans, forecasts, and other expectations with respect to EverBank Financial Corp’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation; the impact of changes in interest rates; and political instability. For additional factors that could materially affect our financial results and our business generally, please refer to EverBank Financial Corp’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Neither TIAA nor EverBank Financial Corp undertakes any obligation to revise these statements following the date of this Current Report on Form 8-K, except as required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Merger between EverBank Financial Corp and TIAA. In connection with the Merger, EverBank Financial Corp intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF EVERBANK FINANCIAL CORP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING EVERBANK FINANCIAL CORP’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website (https://www.sec.gov). Investors and stockholders may also obtain copies of documents filed by EverBank Financial Corp with the SEC by contacting EverBank Financial Corp at Investor Relations, EverBank Financial Corp, 501 Riverside Ave. 12th Floor, Jacksonville, FL 32202, by email at scott.verlander@everbank.com, or by visiting EverBank Financial Corp’s website http://about.everbank/investors/.

Participants in Solicitation

TIAA and EverBank Financial Corp and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of EverBank Financial Corp Common Stock in connection with the proposed Merger. Information about EverBank Financial Corp’s directors and executive officers is available in EverBank Financial Corp’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated August 7, 2016, by and among Teachers Insurance and Annuity Association of America, TCT Holdings, Inc., Dolphin Sub Corporation and EverBank Financial Corp

99.1	Joint Press Release, dated August 8, 2016

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp
(Registrant)

By:	/s/ Jean-Marc Corredor
	Name:	Jean-Marc Corredor
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

Dated: August 8, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated August 7, 2016, by and among Teachers Insurance and Annuity Association of America, TCT Holdings, Inc., Dolphin Sub Corporation and EverBank Financial Corp

99.1	Joint Press Release, dated August 8, 2016

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.